UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 14, 2006

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On December 14, 2006, Blue Coat Systems, Inc. (the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market stating the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Registrant has not timely filed its Report on Form 10-Q for the fiscal quarter ended October 31, 2006. Blue Coat has previously announced that it is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not timely filed its Report on Form 10-K for the fiscal year ended April 30, 2006 or its Report on Form 10-Q for the fiscal quarter ended July 31, 2006. Therefore, the Company’s securities are potentially subject to delisting. A copy of the press release issued on December 20, 2006 announcing the receipt of the notice is attached hereto as Exhibit 99.1.

Blue Coat had a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq Stock Market on September 14, 2006. On November 13, 2006, the Nasdaq Listing Qualifications Panel notified the Company that the Panel has determined to continue Blue Coat’s listing to allow it to become current on its filing obligations.

The Company’s continued listing is subject to the filing by January 29, 2007 of all required restatements and the Company’s Form 10-K for the fiscal year ended April 30, 2006 and Form 10-Q’s for the quarters ended July 31, 2006 and October 31, 2006, communication with the Panel about the results of the independent committee’s investigation, and compliance with all other requirements for continued listing on the Nasdaq Stock Market.

On November 27, 2006, the Nasdaq Listing Qualifications Panel notified the Company that it is in compliance with Marketplace Rule 4350(d)(2) based on the appointment of Timothy Howes, an independent director on the Company’s Board of Directors, to Blue Coat’s Audit Committee.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated December 20, 2006, announcing notification from the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: December 20, 2006	By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated December 20, 2006, announcing notification from the Nasdaq Stock Market.